EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 12, 2016, of Jobbot, Inc. relating to the audit of the financial statements for the period ending December 31, 2015 and the review of the financial statements for the period ending June 30, 2016 the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 12, 2016